Exhibit 99.2

DIRECTOR RETIREMENT AGREEMENT
This Director Retirement Agreement (this “Agreement”) is made as of September ___, 2020 by and among Babcock & Wilcox Enterprises, Inc., a Delaware corporation (the “Company”), and [●] (“Retiring Director”).
WHEREAS, Retiring Director is retiring from the Company’s Board of Directors (the “Board”) promptly following execution of this Agreement.
WHEREAS, Retiring Director and the Company desire to enter into certain arrangements in connection with Retiring Director’s retirement from Board.
WHEREAS, Retiring Director is relying on this Agreement in tendering the Retiring Director’s retirement to the Company.
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties and covenants set forth in this Agreement, the parties agree as follows:
SECTION 1.  Releases.
(a)    The Company fully, forever, irrevocably and unconditionally releases, remises and discharges Retiring Director from any and all claims, charges, complaints, demands, actions, causes of action and suits of every kind and nature, known or unknown, which the Company ever had, now has or shall in the future have against Retiring Director to the extent resulting solely from or otherwise relating solely to Retiring Director’s service as a director of the Company; provided, that this release shall not extend to (i) any criminal acts by the Retiring Director, (ii) any stockholder derivative suits and (iii) any rights of the Company specified under this Agreement.
(b)    Retiring Director fully, forever, irrevocably and unconditionally releases, remises and discharges the Company, and each subsidiary and affiliate of the Company and its and their respective current and former officers, directors, stockholders and employees (the “Released Parties”), from any and all claims, charges, complaints, demands, actions, causes of action and suits of every kind and nature, known or unknown, which Retiring Director ever had, now has or shall in the future have against the Released Parties to the extent resulting solely from or otherwise relating solely to Retiring Director’s service as a director of the Company; provided, that this release shall not extend to (i) any criminal acts by the Company of any subsidiary or by any current or former affiliates of the Company or any subsidiary, (ii) any rights that Retiring Director may have under the Company’s Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and the Company’s Amended and Restated Bylaws (the “Bylaws”), in each case as existing on the date of this Agreement (without regard to any amendments or modifications after the date of this Agreement) and (iii) any rights of Retiring Director under this Agreement or the Indemnification Agreement between the Company and Retiring Director dated as of August 28, 2020 (the “Existing Indemnification Agreement”), a copy of which is attached to this Agreement as Exhibit A. Nothing in this Agreement shall affect in any way Retiring Director’s rights of indemnification and directors and officers liability insurance coverage provided to the Retiring Director pursuant to the Company’s (or any Company affiliate’s or subsidiary’s) certificate of incorporation, by-laws or other constituent documents, and/or pursuant to any other agreements or policies including, without limitation, directors’ and officers’ insurance policies in effect prior to the effective date of this Agreement, which shall continue in full force and effect, in accordance with their terms. Nothing in this Agreement shall affect Retiring Director’s rights as a shareholder of the Company.
SECTION 2.  Indemnification and Fees/Expenses Owed to Date.
(a)    The Company reaffirms the indemnification, advancement, exculpation and all other rights of Retiring Director under applicable law, the Certificate of Incorporation, the Bylaws and the Existing Indemnification Agreement, including, without limitation, with respect to any proceeding, inquiry or litigation existing or threatened as of the date hereof.
(b)    Without limiting any of Retiring Director’s rights under Section 2(a) above, the Company represents and warrants that (i) it has paid Retiring Director (or sent payment to Retiring Director for) all accrued and unpaid cash fees and expenses owed to Retiring Director under the Company’s existing director compensation arrangements with respect to Retiring Director’s service as a director during calendar year 2020 through the date of this Agreement (including, without limitation, the pro-rated amount through the date hereof), without giving effect to the temporary deferral of cash director fees and expenses for calendar year 2020 and (ii) with respect to Retiring Director’s grant of restricted stock units for 2020 (“RSUs”), the Company will take all actions necessary to issue such RSUs to Retiring Director as promptly as practicable after such RSUs have been priced, which, for the avoidance of doubt, shall be issued based on a price equal to the closing price of the Company’s common stock on the New York Stock Exchange on the day that is the third full trading day following the Company’s issuance of the press release referenced in Section 5 of this Agreement.
SECTION 3.  Non-Disparagement.
(a)    The Company covenants and agrees that it will not, and that it will instruct in writing each member of the Board from time to time not to, directly or indirectly, communicate, publish, disclose, make or solicit or encourage others to make or solicit any disparaging remarks concerning Retiring Director, except as required by court order or other legal process.
(b)    Retiring Director covenants and agrees that he or she will not, directly or indirectly, communicate, publish, disclose, make or solicit or encourage others to make or solicit any disparaging remarks concerning the Released Parties, except as required by court order or other legal process.
(c)    Nothing in this Agreement shall be deemed to prevent Retiring Director from testifying fully and truthfully in response to a subpoena from any court or from responding to any investigative inquiry from any governmental agency.
SECTION 4.  Cooperation.
(a)    Retiring Director will make himself or herself reasonably available through December 31, 2020 to assist the Board with transition-related matters including, but not limited to, matters related to strategy, governance and balance sheet management. The Company shall pay Retiring

Director (in accordance with the Company’s regular pay practices for directors) an amount in cash representing that portion of the cash fees payable under the Company’s existing director compensation arrangements (without giving effect to any existing or future deferrals of cash director fees, if any) that Retiring Director would have received had Retiring Director continued service as a director of the Company through December 31, 2020. Such payments will be made by the Company to Retiring Director no later than January 15, 2021. No tax or other deductions will be withheld from any such payments and Retiring Director will be provided with an IRS Form 1099 and any other documentation required by law in respect to any such payments.
(b)    Notwithstanding Section 4(a) above, Retiring Director acknowledges and understands that he or she may be a witness in litigation, arbitrations, government or other administrative proceedings involving the Company after the date of this Agreement. Retiring Director covenants and agrees to reasonably assist and cooperate with the Company and with its attorneys and advisors in connection with any such litigation or other similar proceedings or matters. Retiring Director will be entitled to receive $1,000.00 for each day (or portion of a day) he or she spends in order to comply with the cooperation provisions contained in this Section 4(b) in addition to reimbursement of any reasonable, documented out-of-pocket related expenses for travel, lodging, meals and other reasonable transportation incurred by him or her. No tax or other deductions will be withheld from any such payments and Retiring Director will be provided with an IRS Form 1099 and any other documentation required by law in respect of any such payments.
SECTION 5.  Press Release. The parties agree that the press release and relevant portion of the Current Report on Form 8-K to be publicly released by the Company in connection with the announcement of this Agreement and the retirement of Retiring Director shall each be in the form attached to this Agreement as Exhibit B. Except as required by applicable law, the parties and their respective affiliates and associates will not make any statements inconsistent with the disclosures set forth in Exhibit B.
SECTION 6.  Further Assurances. The parties shall use all commercially reasonable efforts to execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions, as are necessary or reasonably desirable to give effect to the provisions set forth in this Agreement.
SECTION 7.  Nature of Agreement. This Agreement does not constitute an admission of liability or wrongdoing on the part of Retiring Director, the Company or any other person.
SECTION 8.  Miscellaneous.
(a)    It is understood and agreed that no failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege under this Agreement.
(b)    The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect. It is the desire of the parties that this Agreement be enforced to the maximum extent permitted by law, and should any provision contained in this Agreement be held unenforceable by a court of competent jurisdiction, the parties agree and consent that such provision shall be reformed to create a valid and enforceable provision to the maximum extent permitted by law; provided, however, if such provision cannot be reformed, it shall be deemed ineffective and deleted from this Agreement without affecting any other provision of this Agreement. This Agreement should be construed by limiting and reducing it only to the minimum extent necessary to be enforceable under then applicable law.
(c)    This Agreement may be executed in one or more counterparts, and by facsimile signatures, all of which, taken together, shall be deemed to be an original document and one and the same instrument. The headings and captions of this Agreement are provided for convenience only and are intended to have no effect in construing or interpreting this Agreement. The language in all parts of this Agreement shall be in all cases construed according to its fair meaning and not strictly for or against the Company or Retiring Director. Except as specifically set forth in this Agreement, this Agreement contains the entire agreement and understanding between the parties and supersedes any prior or contemporaneous written or oral agreements, representations and warranties between them respecting the subject matter of this Agreement. This Agreement may be amended only by a writing signed by Retiring Director and by a duly authorized representative of the Company.
(d)    This Agreement and any disputes arising under this Agreement or related to Retiring Director’s service as a director of the Company (whether for breach of contract, tortious conduct or otherwise) shall be governed and construed in accordance with the laws of the State of Delaware, without reference to its conflicts of law principles. The parties irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the Chancery Court of the State of Delaware for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated by this Agreement (and the parties agree not to commence any action, suit or proceeding relating thereto except in such courts). The parties irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in the Chancery Court of the State of Delaware, and further irrevocably and unconditionally waive and agree not to plead or claim in such court that such action, suit or proceeding brought in such court has been brought in an inconvenient forum. ANY RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LAWSUIT, CLAIM OR OTHER PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IS EXPRESSLY AND IRREVOCABLY WAIVED BY THE PARTIES.
(e)    The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Chancery Court of the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity.
[signature page follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.
Retiring Director
_____________________________
[●]

Babcock & Wilcox Enterprises, Inc.
By: __________________________
Name: Kenneth Young
Title: Chief Executive Officer